EXHIBIT 32



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      In connection with the Quarterly Report of Tongji Healthcare Group, Inc.
(the "Company") on Form 10-Q/A for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the "Report"), Yun-hui Yu, the Company's Principal Executive Officer and Wei-dong Huang, the Company's Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                    TONGJI HEALTHCARE GROUP, INC.


October 31, 2008                By:  /s/ Yun-hui Yu
                                     --------------------------------
                                     Yun-hui Yu, Principal Executive Officer


October 31, 2008                By:  /s/ Wei-dong Huang
                                     -------------------------------
                                     Wei-dong Huang, Principal Financial Officer